Exhibit 8.3

August 25, 2015

Mobileye N.V.
Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 97775, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Mobileye N.V. (the “Company”), a Dutch limited liability company, in connection with the preparation of the registration statement on Form F-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 25, 2015 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the offer and sale from time to time of the Company’s ordinary shares, nominal value €0.01 per share, and debt securities (collectively, the “Securities”). This opinion is furnished in connection with the Registration Statement.

In that connection, we have reviewed the Registration Statement and the Prospectus, and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion. In rendering this opinion, we have, with the consent of the Company, relied upon the accuracy of the facts, representations and other matters provided by the Company’s representative and set forth in the Registration Statement and the Prospectus. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents. We have further assumed that all parties to the documents have acted, and will act, in accordance with the terms and conditions of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements. We have not attempted to verify independently such assumptions, but nothing has come to our attention in the course of our representation that would cause us to question the accuracy thereof. Terms defined in any of the foregoing documents shall be defined for purposes of this opinion as defined therein.

Based on and subject to the foregoing, although the information set forth under the heading “Taxation – Material Israeli Tax Considerations and Government Programs” in the Prospectus does not purport to discuss all possible Israeli tax consequences of an investment in the Securities, in our opinion, subject to the limitations and qualifications described in the Prospectus, the information set forth under the heading “Taxation – Material Israeli Tax Considerations and Government Programs,” to the extent such information constitutes matters of law or legal conclusions, is fair and accurate in all material respects as of the date of the Prospectus.

The opinion expressed above is based on existing provisions of Israeli tax law, published interpretations of Israeli tax law by the Israeli Tax Authority (the “ITA”), and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied. We do not undertake to advise you as to any future changes in Israeli tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the ITA and there can be no assurance that contrary positions may not be asserted by the ITA. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement or the Prospectus may affect the conclusions stated herein.

We hereby consent to the use of our name under the headings “Taxation – Material Israeli Tax Considerations and Government Programs” and “Legal Matters” in the Prospectus filed with the Registration Statement and the filing of this opinion as Exhibit 8.3 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “Taxation – Material Israeli Tax Considerations and Government Programs” set forth in the Prospectus filed with the Registration Statement as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

Meitar Liquornik Geva Leshem Tal, Law Offices

By: /s/ Meitar Liquornik Geva Leshem Tal, Law Offices